                                                                     EXHIBIT 4.5

                               PURCHASE AGREEMENT


               THIS AGREEMENT is made as of the 11th day of May, 2001, by and between Amylin Pharmaceuticals, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), with its principal offices at 9373 Towne Centre Drive, San Diego, California 92121, a stockholder of the Company who is listed on Exhibit A-1 hereto (the "Selling Stockholder") and the purchaser whose name and address is set forth on the signature page hereof (the "Purchaser").

               IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company, the Selling Stockholder and the Purchaser agree as follows:

               SECTION 1. Authorization of Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of up to 3,485,000 shares (the "Company Shares") of common stock, par value $.001 per share (the "Common Stock"), of the Company and the Selling Stockholder has authorized the sale of up to an aggregate of 600,000 shares (the "Selling Stockholder Shares") of the Company's Common Stock. The Company Shares and the Selling Stockholder Shares are referred to herein collectively as the "Shares."

               SECTION 2. Agreement to Sell and Purchase the Shares. At the Closing (as defined in Section 3), (i) the Company will sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the number of Shares (at the purchase price) equal to the total number of Shares shown below to be purchased by the Purchaser, multiplied by a fraction, the numerator of which is the number of Company Shares to be sold by the Company pursuant to the Agreements (as defined below) and the denominator of which is the total number of Shares to be sold pursuant to the Agreements and
(ii) the Selling Stockholder will sell to the Purchaser, and the Purchaser will buy from the Selling Stockholder, upon the terms and conditions hereinafter set forth, the number of Shares (at the purchase price) equal to the total number of Shares shown below to be purchased by the Purchaser, multiplied by a fraction, the numerator of which is the number of Selling Stockholder Shares to be sold by the Selling Stockholder pursuant to the Agreements and the denominator of which is the total number of Shares to be sold pursuant to the Agreements, upon the terms and conditions hereinafter set forth, the number of Shares (at the purchase price) shown below. If the quotient of any of the foregoing calculations would not result in a whole number of shares, the Purchaser's allocation between Selling Stockholder Shares and Company Shares shall be determined by the Company and the Placement Agent in their reasonable discretion.

                                        Price Per
              Number to Be               Share In               Aggregate
                Purchased                 Dollars                 Price
           --------------------      ------------------      -----------------
                                          $10.00

               The Company and the Selling Stockholder propose to enter into this same form of purchase agreement with certain other investors (the "Other Purchasers") and expect to complete sales of the Shares to them. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the "Purchasers," and this Agreement and the agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the "Agreements." The term "Placement Agent" shall mean Lehman Brothers Inc.

               SECTION 3. Delivery of the Shares at the Closing. The completion of the purchase and sale of the Shares (the "Closing") shall occur at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038 as soon as practicable and as agreed by the parties hereto following notification by the Securities and Exchange Commission (the "Commission") to the Company of the Commission's willingness to declare effective the registration statement to be filed by the Company pursuant to Section 8.1 hereof (the "Registration Statement") at a place and time (the "Closing Date") to be agreed upon by the Company, the Selling Stockholder and the Placement Agent and of which the Purchasers will be notified by facsimile transmission or otherwise; provided, however, that such date shall be no more than three business days following the effectiveness of the Registration Statement.

               At the Closing, the Company and/or the Selling Stockholder shall deliver to the Purchaser one or more stock certificates registered in the name of the Purchaser, or, if so indicated on the Stock Certificate Questionnaire attached hereto as Appendix I, in such nominee name(s) as designated by the Purchaser in writing, representing the number of Shares set forth in Section 2 above and bearing an appropriate legend referring to the fact that the Shares were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the "Securities Act") provided by Section 4(2) thereof. The Company will promptly substitute one or more replacement certificates without the legend at such time as the Registration Statement is effective. The name(s) in which the stock certificates are to be registered are set forth in the Stock Certificate Questionnaire attached hereto as part of Appendix I. The Company's obligation to complete the purchase and sale of the Company Shares and deliver such stock certificate(s) to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of same-day funds in the full amount of the purchase price for the Company Shares being purchased hereunder; (b) completion of the purchases and sales under the Agreements with all of the Other Purchasers; and (c) the accuracy of the representations and warranties made by the Purchasers and the fulfillment of those undertakings of the Purchasers to be fulfilled prior to the Closing. The Selling Stockholder's obligation to complete the purchase and sale of the Selling Stockholder Shares and deliver such stock certificate(s) to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Selling Stockholder:
(a) receipt by the Selling Stockholder of same-day funds in the full amount of the purchase price for the Selling Stockholder Shares being purchased hereunder;
(b) completion of the purchases and sales under the Agreements with the Other Purchasers; and (c) the accuracy of the representations and warranties made by the Purchasers and the fulfillment of those undertakings of the Purchasers to be fulfilled prior to the Closing. The Purchaser's obligation to accept delivery of such stock certificate(s) and to pay for the Shares evidenced thereby shall be subject to the following conditions: (a) the Commission has notified the Company of the Commission's willingness to declare the Registration Statement effective on or prior to the 60th day after the date such Registration Statement was filed by the Company; (b) that the representations and warranties made by the Company and the Selling Stockholder herein were accurate in all material respects as of the date of this Agreement, provided, however, that if any such representations or warranties are incorrect or untrue as of the date of this Agreement, the Company and/or the Selling Stockholder (as the case may be) shall have the longer of 20 business days and the date on which all other conditions in this Section 3 must be satisfied, to cure the circumstances that caused such representations or warranties to be incorrect or untrue and if such circumstances are cured within that period, such representations and warranties shall be treated as true and correct as of the date of this Agreement; and (c) that the Company and the Selling Stockholder have fulfilled, in all material respects, all undertakings to be fulfilled prior to Closing. The Purchaser's obligations hereunder are expressly not conditioned on the purchase by any or all of the Other Purchasers of the Shares that they have agreed to purchase from the Company and the Selling Stockholder.

               SECTION 4. Representations, Warranties and Covenants of the Company. Except as otherwise described in the Company's (i) annual report on Form 10-K for the year ended December 31, 2000, and (ii) notice of annual meeting and proxy statement relating to the Company's 2001 Annual Meeting of Stockholders, each as filed by the Company with the Securities and Exchange Commission (the "SEC Documents") and provided to the Purchaser, and in other proprietary information that may have been disclosed by the Company to the Purchaser in contemplation of this offering (including the documents incorporated by reference therein, the "Company Information"), which qualifies the following representations and warranties in their entirety, the Company hereby represents and warrants to, and covenants with, the Selling Stockholder and the Purchaser as follows:

               4.1 Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not reasonably be expected to have a material adverse effect upon the business, financial condition, properties or operations of the Company and its Subsidiary (as defined below) taken as a whole (a "Material Adverse Effect"). The Company has one subsidiary, Amylin Europe Limited (the "Subsidiary"). The Subsidiary is a direct wholly-owned subsidiary of the Company. The Subsidiary is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect.

               4.2 Authorized Capital Stock. Except as disclosed in or contemplated by the Confidential Private Placement Memorandum dated May 7, 2001 prepared by the Company, including all Exhibits (except Exhibit C) supplements and amendments thereto (the "Private Placement Memorandum"), the Company had authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Private Placement Memorandum as of the date set forth therein; the issued and outstanding shares of the Company's Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform in all material respects to the description thereof contained in the Private Placement Memorandum. Except as disclosed in or contemplated by the Private Placement Memorandum, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock, stock bonus and other stock plans or arrangements and the options or other rights granted and exercised thereunder, set forth in the Private Placement Memorandum accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. With respect to the Subsidiary, (i) the Company owns 100% of the Subsidiary's capital stock (except for directors' qualifying shares), (ii) all the issued and outstanding shares of the Subsidiary's capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with applicable federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (iii) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Subsidiary's capital stock or any such options, rights, convertible securities or obligations.

               4.3 Issuance, Sale and Delivery of the Shares. The Company Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will conform in all material respects to the description thereof set forth in the Private Placement Memorandum. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Company Shares by the Company pursuant to this Agreement. No stockholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company's intent to file the registration statement to be filed pursuant to Section 8.1 (the "Registration Statement") to require the Company to register the sale of any shares owned by such stockholder under the Securities Act of 1933, as amended (the "Securities Act"), in the Registration Statement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Company Shares to be sold by the Company as contemplated herein.

               4.4 Due Execution, Delivery and Performance of this Agreement. The Company has full legal right, corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Company or the Subsidiary and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company or the Subsidiary pursuant to the terms or provisions of, or will not (i) conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under (A) any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary or any of their respective properties may be bound or affected and in each case which would have a Material Adverse Effect, or (B) to the Company's knowledge, any statute or any judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or the Subsidiary or any of their respective properties where such conflict, breach, violation or default is likely to, result in a Material Adverse Effect. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Blue Sky laws and federal securities laws applicable to the offering of the Shares. Upon the execution and delivery of this Agreement, and assuming the valid execution thereof by the Selling Stockholder and the Purchaser, this Agreement will constitute valid and binding obligations of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Company in Section 8.3 hereof may be legally unenforceable.

               4.5 Accountants. Ernst & Young LLP, who has expressed its opinion with respect to the consolidated financial statements to be included in the Registration Statement and the Prospectus which forms a part thereof, are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder (the "Rules and Regulations").

               4.6 No Defaults. Except as disclosed in the Private Placement Memorandum, and except as to defaults, violations and breaches which individually or in the aggregate would not be material to the Company or the Subsidiary taken as a whole, neither the Company nor the Subsidiary is in violation or default of any provision of its certificate of incorporation or bylaws, or in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and, to the Company's knowledge, there does not exist any state of fact which, with notice or lapse of time or both, would constitute an event of default on the part of the Company or the Subsidiary as defined in such documents, except such defaults which individually or in the aggregate would not have a Material Adverse Effect.

               4.7 Contracts. The contracts described in the Private Placement Memorandum that are material to the Company or the Subsidiary are in full force and effect on the date hereof; and neither the Company nor the Subsidiary is, nor to the Company's knowledge is any other party in breach of or default under any of such contracts which would have a Material Adverse Effect.

               4.8 No Actions. Except as disclosed in the Private Placement Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the Company's knowledge, threatened in writing to which the Company or the Subsidiary is or may be a party or of which property owned or leased by the Company or the Subsidiary is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings, individually or in the aggregate, might prevent or might reasonably be expected to materially and adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect; and no labor disturbance by the employees of the Company exists, to the Company's knowledge, or is imminent which might reasonably be expected to have a Material Adverse Effect. Neither the Company nor the Subsidiary is party to or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body administrative agency or other governmental body.

               4.9 Properties. Each of the Company and the Subsidiary has good and marketable title to all the properties and assets reflected as owned by it in the consolidated financial statements included in the Private Placement Memorandum, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such consolidated financial statements, or (ii) those which are not material in amount and do not adversely affect the use made and intended to be made of such property by the Company or the Subsidiary. Each of the Company and the Subsidiary holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to its business taken as a whole.

               4.10 No Material Change. Since December 31, 2000 and except as described in or specifically contemplated by the Private Placement Memorandum,
(i) the Company and the Subsidiary have not incurred any material liabilities or obligations, indirect, or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business other than a $500,000 milestone payment due to a collaborator and the prepayment of approximately $3 million for the purchase of bulk drug product;
(ii) the Company and the Subsidiary have not sustained any material loss or interference with its businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) the Company and the Subsidiary have not paid or declared any dividends or other distributions with respect to its capital stock and neither the Company nor the Subsidiary is in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock of the Company or the Subsidiary other than the sale of the Company Shares hereunder and shares or options issued pursuant to employee equity incentive plans or purchase plans approved by the Company's Board of Directors, or indebtedness material to the Company or the Subsidiary (other than in the ordinary course of business and other than warrants to purchase 50,000 shares of the Company's Common Stock); and (v) any other event or change that would have a Material Adverse Effect.

               4.11 Intellectual Property.

                      (a) The Company has ownership or license or legal right to use all material patent, copyright, trade secret and trademark rights known by it to be necessary to the conduct of the business of the Company as now conducted (collectively, "Intellectual Property") other than Intellectual Property generally available on commercial terms from other sources.

                      (b) All material licenses or other material agreements under which (i) the Company is granted rights in Intellectual Property, other than Intellectual Property generally available on commercial terms from other sources, and (ii) the Company has granted rights to others in Intellectual Property owned or licensed by the Company, are in full force and effect and, to the knowledge of the Company, there is no material default by the Company or any other party thereto.

                      (c) The Company believes it has taken all steps required in accordance with sound business practice and business judgment to establish and preserve its ownership of all material copyright, trade secret and other proprietary rights with respect to its products and technology.

                      (d) To the knowledge of the Company, the present business, activities and products of the Company do not infringe any intellectual property of any other person, except where such infringement would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as described in the Company's SEC Documents, no proceeding charging the Company with infringement of any adversely held Intellectual Property has been filed. To the knowledge of the Company, the Company is not making unauthorized use of any confidential information or trade secrets of any person. To the Company's knowledge, the activities of the Company or any of its employees on behalf of the Company do not violate any agreements or arrangements known to the Company which any such employees have with other persons, if any.

               4.12 Compliance. Neither the Company nor the Subsidiary have been advised, nor has reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting its business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance would not have a Material Adverse Effect.

               4.13 Taxes. Each of the Company and the Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and neither the Company nor the Subsidiary has knowledge of a tax deficiency which has been or might be asserted or threatened against it which could have a Material Adverse Effect.

               4.14 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold to the Purchaser hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been complied with.

               4.15 Investment Company. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

               4.16 Offering Materials. The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Shares other than (i) the Private Placement Memorandum or any amendment or supplement thereto, and (ii) other information provided as contemplated by paragraph 1(a) of that certain Engagement Letter between the Company and the Placement Agent dated May 6, 2001 (the "Engagement Letter"). The Company has not in the past nor will it hereafter take any action independent of the Placement Agent to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Shares, as contemplated by this Agreement, within the provisions of
Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.

               4.17 Insurance. The Company maintains insurance of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

               4.18 Contributions. The Company has not at any time since its incorporation, directly or indirectly, (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

               4.19 Additional Information. The information contained in the following documents, which the Placement Agent has furnished to the Purchaser, or will furnish prior to the Closing, does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, as of their respective final dates:

                      (a) the Company's Annual Report on Form 10-K for the year ended December 31, 2000;

                      (b) the draft Resale Registration Statement (as defined below);

                      (c) the Private Placement Memorandum, including all addenda and exhibits thereto (other than the Appendices); and

                      (d) all other documents, if any, filed by the Company with the Securities and Exchange Commission (the "Commission") since March 31, 2001 pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               4.20 Legal Opinion. At the Closing, Cooley Godward LLP, counsel to the Company, will deliver its legal opinion to the Placement Agent in the form attached as Exhibit B to the Engagement Letter. Such opinion shall also state that each of the Purchasers may rely thereon as though it was addressed directly to such Purchaser.

               4.21 Intellectual Property Opinion. At the Closing, the Company's in-house legal counsel will deliver a legal opinion to the Placement Agent in the form attached as Exhibit C to the Engagement Letter. Such opinion shall also state that each of the Purchasers may rely thereon as though it was addressed directly to such Purchaser.

               4.22 Certificate. At the Closing, the Company will deliver to the Purchaser a certificate executed by the Chairman of the Board or President and the chief financial or accounting officer of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser, to the effect that the representations and warranties of the Company set forth in this
Section 4 were true and correct as of the date of this Agreement, and the Company has complied in all material respects with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to such Closing Date.

               SECTION 5. Representations, Warranties and Covenants of the Selling Stockholder. The Selling Stockholder represents, warrants and covenants to the Company and to the Purchaser that:

               5.1 Due Execution and Delivery. Such Selling Stockholder has full power and authority to enter into this Agreement and to carry out all the terms and provisions hereof and thereof to be carried out by it. All authorizations and consents necessary for the execution and delivery by such Selling Stockholder of this Agreement have been given. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and this Agreement will a constitute legal, valid and binding obligation of such Selling Stockholder, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               5.2 Good Title. Such Selling Stockholder now has, and at the time of delivery thereof hereunder will have, (i) good and marketable title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all encumbrances, and (ii) full legal right and power, and all authorizations and approvals required by law, to sell, transfer and deliver the Selling Stockholder Shares to the Purchasers hereunder and to make the representations, warranties and agreements made by such Selling Stockholder herein.

               5.3 No Defaults. None of the execution, delivery or performance of this Agreement, and the consummation of the transactions contemplated herein or therein by such Selling Stockholder conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any encumbrance upon, any property or assets of such Selling Stockholder pursuant to (i) the terms of any contract or other agreement to which such Selling Stockholder is a party or by which it is bound or to which any of its properties is subject, which conflict, breach, violation or default would adversely affect such Selling Stockholder's ability to perform its obligations hereunder; (ii) any statute, rule or regulation of any governmental body having jurisdiction over such Selling Stockholder or any of its activities or properties; or (iii) the terms of any judgment, decree or order of any arbitration or governmental body having such jurisdiction.

               5.4 Consents. No consent, approval, authorization or order of, or any filing or declaration with, any governmental body is required for the consummation by such Selling Stockholder of the transactions on its part contemplated herein, except such as have been obtained under the state securities or Blue Sky laws.

               5.5 Material Adverse Information. The sale of the Shares proposed to be sold by such Selling Stockholder is not prompted by such Selling Stockholder's knowledge of any material adverse information concerning the Company or its Subsidiary which is not set forth or described in the Private Placement Memorandum or in the Company's SEC Documents.

               5.6 Material Information. On the date of the Private Placement Memorandum, the information with respect to such Selling Stockholder included therein did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

               5.7 Company Representations and Warranties. Such Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in Section 4 are not true and correct in all material respects.

               SECTION 6. Representations, Warranties and Covenants of the Purchaser.

                      (a) The Purchaser represents and warrants to, and covenants with, the Company and the Selling Stockholder that: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares; (ii) the Purchaser is acquiring the number of Shares set forth in Section 2 above in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares (this representation and warranty not limiting the Purchaser's right to sell pursuant to the Registration Statement or, other than with respect to any claims arising out of a breach of this representation and warranty, the Purchaser's right to indemnification under Section 8.3);
        (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act and the Rules and Regulations; (iv) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire attached hereto as part of Appendix I, for use in preparation of the Registration Statement, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement and the Purchaser will notify the Company immediately of any material change in any such information provided in the Registration Statement Questionnaire; (v) the Purchaser has, in connection with its decision to purchase the number of Shares set forth in Section 2 above, relied solely upon the Private Placement Memorandum and the documents included therein or incorporated by reference and the other Company information provided to the Purchaser by the Company and the representations and warranties of the Company contained herein; and (vi) the Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

                      (b) The Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

                      (c) The Purchaser agreed orally with the Placement Agent to keep confidential all information concerning this private placement. The Purchaser understands that the information contained in the Private Placement Memorandum is strictly confidential and proprietary to the Company and has been prepared from the Company's publicly available documents and other information and is being submitted to the Purchaser solely for such Purchaser's confidential use. The Purchaser agrees to use the information contained in the Private Placement Memorandum for the sole purpose of evaluating a possible investment in the Shares and the Purchaser hereby acknowledges that it is prohibited from reproducing or distributing the Private Placement Memorandum, this Purchase Agreement, or any other offering materials or other information provided by the Company in connection with the Purchaser's consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents. Further, the Purchaser understands that the existence and nature of all conversations and presentations, if any, regarding the Company and this offering must be kept strictly confidential. The Purchaser understands that the federal securities laws impose restrictions on trading based on information regarding this offering. In addition, the Purchaser hereby acknowledges that unauthorized disclosure of information regarding this offering may cause the Company to violate Regulation FD.

                      (d) The Purchaser understands that its investment in the Shares involves a significant degree of risk and that the market price of the Common Stock has been volatile and that no representation is being made as to the future value of the Common Stock. The Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has the ability to bear the economic risks of an investment in the Shares.

                      (e) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

                      (f) The Purchaser understands that, until such time as the Registration Statement has been declared effective or the Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Shares):

                      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT."

                      (g) The Purchaser's principal executive offices are in the jurisdiction set forth immediately below the Purchaser's name on the signature pages hereto.

                      (h) The Purchaser hereby covenants with the Company not to make any sale of the Shares without complying in all material respects with the provisions of this Agreement, and if applicable, without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied, and the Purchaser acknowledges and agrees that such Shares are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Shares is accompanied by a separate Purchaser's Certificate of Subsequent Sale: (i) in the form of Appendix II hereto, (ii) executed by an officer of, or other authorized person designated by, the Purchaser, and (iii) to the effect that (A) the Shares have been sold in accordance with the Registration Statement, the Securities Act and any applicable state securities or blue sky laws and (B), if applicable, the requirement of delivering a current prospectus has been satisfied. The Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement (a "Suspension") until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Purchaser hereby covenants that it will not sell any Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchaser written notice of the Suspension of the use of said prospectus and ending at the time the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to said prospectus, except as permitted in the second paragraph of Section 8.2 of this Agreement.

                      (i) The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Purchaser in Section 8.3 hereof may be legally unenforceable.

               SECTION 7. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company, the Selling Stockholder and the Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor.

               SECTION 8. Registration of the Shares; Compliance with the Securities Act.

               8.1 Registration Procedures and Expenses. The Company shall:

                      (a) subject to receipt of necessary information from the Purchasers, as promptly as practicable, but in no event later than 10 days after the date that the Agreements are executed, file with the Commission the Registration Statement on Form S-3 relating to the sale of the Shares by the Purchaser and the Other Purchasers from time to time on the Nasdaq National Market or the facilities of any national securities exchange on which the Common Stock is then traded or in privately-negotiated transactions;

                      (b) use its reasonable efforts, subject to receipt of necessary information from the Purchasers, to cause the Commission to notify the Company of the Commission's willingness to declare the Registration Statement effective within 60 days after the Registration Statement is filed by the Company;

                      (c) promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earlier of (i) two years after the effective date of the Registration Statement; (ii) the date on which the Shares may be resold by the Purchasers without registration by reason of Rule 144(k) under the Securities Act or any other rule of similar effect; or (iii) such time as all Shares purchased by such Purchaser under this Agreement have been sold.

                      (d) furnish to the Purchaser with respect to the Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchaser; provided, however, that the obligation of the Company to deliver copies of prospectuses to the Purchaser shall be subject to the receipt by the Company of reasonable assurances from the Purchaser that the Purchaser will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses;

                      (e) file documents required of the Company for normal blue sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; and

                      (f) bear all expenses in connection with the procedures in paragraphs (a) through (e) of this Section 8.1 and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or the Other Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchaser or the Other Purchasers, if any.

               The Company understands that the Purchaser disclaims being an underwriter, but the Purchaser being deemed an underwriter shall not relieve the Company of any obligations it has hereunder; provided, however, that if the Company receives notification from the Commission that the Purchaser or any Other Purchaser is deemed an underwriter, then the 60 day period referenced in the second paragraph of Section 3 and in Section 8.1(b) above shall be extended to 90 days. A draft of the proposed form of the Registration Statement is included in the Private Placement Memorandum and a questionnaire related thereto to be completed by the Purchaser is attached hereto as Appendix I.

               8.2 Transfer of Shares After Registration. The Purchaser agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 8.1, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.

               Notwithstanding any other provisions of this Agreement, the Purchaser shall not be prohibited from selling Shares under the Registration Statement as a result of Suspensions on more than two occasions of not more than 30 days each in any twelve month period, unless, in the good faith judgment of the Company's Board of Directors, upon advice of counsel, the sale of Shares under the Registration Statement in reliance on this paragraph would be reasonably likely to cause a violation of the Securities Act or the Exchange Act and result in potential liability to the Company.

               8.3 Indemnification. For the purpose of this Section 8.3:

                (i) the term "Purchaser/Affiliate" shall mean any affiliates of the Purchaser and any person who controls the Purchaser or any affiliate of the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and

                (ii) the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement referred to in Section 8.1.

               (a) The Company agrees to indemnify and hold harmless each of the Purchasers and each Purchaser/Affiliate, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchasers or such Purchaser/Affiliates may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any claims or litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the "Prospectus"), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder or under law, and will reimburse each Purchaser and each such Purchaser/Affiliate for any legal and other expenses as such expenses are reasonably incurred by such Purchaser or such Purchaser/Affiliate in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon
        (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein, or (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Sections 6(h) or 8.2 hereof respecting the sale of the Shares, or (iii) the inaccuracy of any representations made by such Purchaser herein or (iv) any statement or omission in any Prospectus or any amendment or supplement thereto that is corrected in any subsequent Prospectus or any amendment or supplement thereto that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

               (b) Each Purchaser will severally, but not jointly, indemnify and hold harmless the Company and the Selling Stockholder, each of the Company's directors, each of the Company's officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or any Selling Stockholder, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement, any Selling Stockholder or any of their respective controlling persons may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any claim or litigation, if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure to comply with the covenants and agreements contained in Sections 6(h) or 8.2 hereof respecting the sale of the Shares or (ii) the inaccuracy of any representation made by such Purchaser herein or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use therein, and will reimburse the Company and the Selling Stockholder, each of the Company's directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company and the Selling Stockholder, each of the Company's directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Notwithstanding any other provisions of this Section 8.3(b), no Purchaser shall be required to indemnify any party in excess of the gross proceeds paid by such Purchaser for Shares purchased pursuant to its respective Agreement.

               (c) The Selling Stockholder will severally indemnify and hold harmless each Purchaser, each Purchaser/Affiliate, the Company, each of its directors and each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including the settlement of any claim or litigation, if such settlement is effected with the written consent of such Selling Stockholder) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of, or are based upon (i) any failure to comply with the covenants and agreements of such Selling Stockholder contained in the Agreements or (ii) the inaccuracy of any representation made by such Selling Stockholder in the Agreements or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein.

               (d) Promptly after receipt by an indemnified party under this
        Section 8.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8.3 promptly notify the indemnifying party in writing thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8.3 or to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and, based upon the advice of such indemnified party's counsel, the indemnified party shall have reasonably concluded that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, representing the indemnified parties who are parties to such action, plus local counsel, if appropriate) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

               (e) If the indemnification provided for in this Section 8.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 8.3 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholder and the Purchaser from the placement of the Common Stock contemplated by this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company, the Selling Stockholder and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder, respectively, on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount paid by such Purchaser to the Company and the Selling Stockholder, respectively, pursuant to this Agreement for the Shares purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference (the "Difference") between the amount such Purchaser paid for the Shares that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault of the Company and the Selling Stockholder, respectively, on the one hand and each Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company, by such Selling Stockholder or by such Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (d) of this Section 8.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (d) of this Section 8.3 with respect to the notice of the threat or commencement of any action shall apply if a claim for contribution is to be made under this paragraph (e); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (d) for purposes of indemnification. The Company, the Selling Stockholder and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8.3 were determined solely by pro rata allocation (even if the Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 8.3, no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this
        Section 8.3, no Selling Stockholder shall be required to contribute any amount in excess of the gross proceeds received by such Selling Stockholder for the sales of Selling Stockholder Shares under the Agreements. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations to contribute pursuant to this Section 8.3 are several and not joint.

               8.4 Termination of Conditions and Obligations. The conditions precedent imposed by Section 6 or this Section 8 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares upon the passage of two years from the effective date of the Registration Statement covering such Shares or at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

               8.5 Information Available. So long as the Registration Statement is effective covering the resale of Shares owned by the Purchaser, the Company will furnish to the Purchaser:

                      (a) as soon as practicable after available one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) if not included in substance in the Annual Report to Stockholders, upon the request of the Purchaser, its Annual Report on Form 10-K, (iii) upon the request of the Purchaser, its Quarterly Reports on Form 10-Q, (iv) upon the request of the Purchaser, its Current Reports on Form 8-K, and (v) a full copy of the particular Registration Statement covering the Shares (the foregoing, in each case, excluding exhibits);

                      (b) upon the request of the Purchaser, all exhibits excluded by the parenthetical to subparagraph (a)(v) of this Section 8.5; and

                      (c) upon the request of the Purchaser, a reasonable number of copies of the prospectuses to supply to any other party requiring such prospectuses;

and the Company, upon the reasonable request of the Purchaser, will meet with the Purchaser or a representative thereof at the Company's headquarters to discuss information relevant for disclosure in the Registration Statement covering the Shares and will otherwise cooperate with any Purchaser conducting an investigation for the purpose of reducing or eliminating such Purchaser's exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters, subject to appropriate confidentiality limitations.

               SECTION 9. Broker's Fee. The Purchaser acknowledges that the Company and the Selling Stockholder intend to pay to the Placement Agent a fee in respect of the sale of the Shares to the Purchaser. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchaser.

               SECTION 10. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

                        (a)     if to the Company, to:

                                Amylin Pharmaceuticals, Inc.
                                9373 Towne Centre Drive
                                San Diego, California
                                Attention:     Joseph C. Cook, Jr.
                                               Chief Executive Officer
                                Facsimile:     (858) 552-2212

                                with a copy to:

                                Cooley Godward LLP
                                4365 Executive Drive, Suite 1100
                                San Diego, CA 92121
                                Attention:     Thomas A. Coll, Esq.
                                Facsimile:     (858) 453-3555

                                or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

                        (b) if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

                        (c) if to the Selling Stockholder, at the addresses set forth in Exhibit A-1 hereto.

               SECTION 11. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.

               SECTION 12. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

               SECTION 13. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

               SECTION 14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the federal law of the United States of America.

               SECTION 15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Facsimile signatures shall be deemed original signatures.

               SECTION 16. Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.

               SECTION 17. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

               SECTION 18. Confidential Disclosure Agreement. Notwithstanding any provision of this Agreement to the contrary, any confidential disclosure agreement previously executed by the Company and the Purchaser in connection with the transactions contemplated by this Agreement shall remain in full force and effect in accordance with its terms following the execution of this Agreement and the consummation of the transactions contemplated hereby.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                            AMYLIN PHARMACEUTICALS, INC.


                                            By:_________________________________
                                               Name:
                                               Title:


                                            SELLING STOCKHOLDER


                                            ____________________________________
                                            Allen Andersson


                      Print or Type:        Name of Purchaser
                                            (Individual or Institution):


                                            ____________________________________


                                            Name of Individual representing
                                            Purchaser (if an Institution):


                                            ____________________________________


                                            Title of Individual representing
                                            Purchaser (if an Institution):

                                            ____________________________________

Signature by:                               Individual Purchaser or Individual
                                            representing Purchaser:

                                            ____________________________________



                                            Address:    ________________________
                                            Telephone:  ________________________
                                            Facsimile:  ________________________

                     SUMMARY INSTRUCTION SHEET FOR PURCHASER

                   (to be read in conjunction with the entire
                        Purchase Agreement which follows)

A.      Complete the following items on BOTH Purchase Agreements:

        1.      Pages 22-23 - Signature:

                (i)     Name of Purchaser (Individual or Institution)

                (ii)    Name of Individual representing Purchaser (if an
                        Institution)

                (iii) Title of Individual representing Purchaser (if an Institution)

                (iv) Signature of Individual Purchaser or Individual representing Purchaser

        2. Appendix I - Stock Certificate Questionnaire/Registration Statement Questionnaire:

                Provide the information requested by the Stock Certificate Questionnaire and the Registration Statement Questionnaire.

        3. Return BOTH properly completed and signed Purchase Agreements including the properly completed Appendix I to:

                      Lehman Brothers Inc.
                      Three World Financial Center
                      New York, NY  10285
                      Attention: Peter Bennett

B. Instructions regarding the transfer of funds for the purchase of Shares will be sent by facsimile to the Purchaser by the Placement Agent at a later date.

C. Upon the resale of the Shares by the Purchasers after the Registration Statement covering the Shares is effective, as described in the Purchase Agreement, the Purchaser:

                (i) must deliver a current prospectus of the Company to the buyer (prospectuses must be obtained from the Company at the Purchaser's request); and

                (ii) must send a letter in the form of Appendix II to the Company so that the Shares may be properly transferred.

                                                                      Appendix I
                                                                    (one of two)

AMYLIN PHARMACEUTICALS, INC.
STOCK CERTIFICATE QUESTIONNAIRE



               Pursuant to Section 3 of the Agreement, please provide us with the following information:

1. The exact name that your Shares are to be registered in (this is the name that will appear on your stock certificate(s)). You may
           use a nominee name if appropriate:         __________________________

2.         The relationship between the Purchaser of the
           Shares and the Registered Holder listed in
           response to item 1 above:                  __________________________

3.         The mailing address of the Registered Holder
           listed in response to item 1 above:        __________________________
                                                      __________________________
                                                      __________________________
                                                      __________________________

4.         The Social Security Number or Tax
           Identification Number of the Registered Holder
           listed in response to item 1 above:        __________________________

                                                                      Appendix I
                                                                    (two of two)

                          AMYLIN PHARMACEUTICALS, INC.
                      REGISTRATION STATEMENT QUESTIONNAIRE

               In connection with the preparation of the Registration Statement, please provide us with the following information:

1. Pursuant to the "Selling Stockholder" section of the Registration Statement, please state your or your organization's name exactly as it should appear in the Registration Statement:



2. Please provide the number of shares that you or your organization will own immediately after Closing, including those Shares purchased by you or your organization pursuant to this Purchase Agreement and those shares purchased by you or your organization through other transactions:



3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?

                      _____ Yes         _____ No

               If yes, please indicate the nature of any such relationships below:

               _________________________________________________________________

               _________________________________________________________________

               _________________________________________________________________

4. Are you (i) an NASD Member (see definition), (ii) a Controlling (see definition) shareholder of an NASD Member, (iii) a Person Associated with a Member of the NASD (see definition), or (iv) an Underwriter or a Related Person (see definition) with respect to the proposed offering; or (b) do you own any shares or other securities of any NASD Member not purchased in the open market; or (c) have you made any outstanding subordinated loans to any NASD Member?

               Answer:  [ ] Yes    [ ] No  If "yes," please describe below

               _________________________________________________________________

               _________________________________________________________________

               _________________________________________________________________

               NASD Member. The term "NASD member" means either any broker or dealer admitted to membership in the National Association of Securities Dealers, Inc. ("NASD"). (NASD Manual, By-laws Article I, Definitions)

               Control. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power, either individually or with others, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. (Rule 405 under the Securities Act of 1933, as amended)

               Person Associated with a member of the NASD. The term "person associated with a member of the NASD" means every sole proprietor, partner, officer, director, branch manager or executive representative of any NASD Member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a NASD Member, whether or not such person is registered or exempt from registration with the NASD pursuant to its bylaws. (NASD Manual, By-laws Article I, Definitions)

               Underwriter or a Related Person. The term "underwriter or a related person" means, with respect to a proposed offering, underwriters, underwriters' counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons. (NASD Interpretation)

                                                                     APPENDIX II

Attention:

                   PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE

      The undersigned, [an officer of, or other person duly authorized by]

________________________________________________________________________
         [fill in official name of individual or institution]

hereby certifies that he/she [said institution] is the Purchaser of the shares evidenced by the attached certificate, and as such,

sold such shares on _______________ in accordance with
                        [date]

Registration Statement number _____________________________________
                               [fill in the number of or otherwise

________________________________ and the requirement of delivering a identify Registration Statement]

current prospectus by the Company has been complied with in connection with such sale.

Print or Type:

        Name of Purchaser
        (Individual or
        Institution):        ______________________

        Name of Individual
        representing
        Purchaser (if an
        Institution)         ______________________

        Title of Individual
        representing
        Purchaser (if an
        Institution):        ______________________

        Signature by:
        Individual Purchaser
        or Individual repre-
        senting Purchaser:   ______________________

                                                                     Exhibit A-1



                               SELLING STOCKHOLDER

Name                  Address for Notices           Number of Shares to be Sold
----                  -------------------           ---------------------------
Allen Andersson       7501 Cayuga Avenue                   600,000
                      Bethesda, MD  20817

                                                    Total: 600,000

                             SCHEDULE OF PURCHASERS

                                                                       Number of Shares      Aggregate
                           Name                                            Purchased           Price
                           ----                                        ----------------     -----------
Vaughn D. Bryson                                                              10,000        $   100,000
Clipperbay & Co., as nominee for SMALLCAP World Fund, Inc.                   450,000        $ 4,500,000
Framlington Investment Management                                            460,000        $ 4,600,000
Peter Hecht                                                                   15,000        $   150,000
BioCentive Limited                                                           100,000        $ 1,000,000
Deerfield Partners, L.P.                                                     105,900        $ 1,059,000
Deerfield International Limited                                               44,100        $   441,000
Caduceus Capital II, LP                                                       75,000        $   750,000
Winchester Global Trust Company Limited, as trustee for
  Caduceus Capital Trust                                                     145,000        $ 1,450,000
PW Eucalyptus Fund Ltd.                                                       10,000        $   100,000
PW Eucalyptus Fund LLC                                                       170,000        $ 1,700,000
Pequot Healthcare Fund, L.P.                                                 627,040        $ 6,270,400
Pequot Healthcare Institutional Fund, L.P.                                   180,320        $ 1,803,200
Pequot Healthcare Offshore Fund, Inc.                                        792,640        $ 7,926,400
CLSP, LP                                                                     261,508        $ 2,615,080
CLSP II, LP                                                                   37,976        $   379,760
CLSP SBS-I, LP                                                                76,762        $   767,620
CLSP SBS-II, LP                                                               38,074        $   380,740
CLSP Overseas Ltd.                                                            85,680        $   856,800
Morgan Stanley & Co., as prime broker for Merlin BioMed Int'l, Ltd.          184,000        $ 1,840,000
Morgan Stanley & Co., as prime broker for Merlin BioMed, L.P.                128,000        $ 1,280,000
Morgan Stanley & Co., as prime broker for Merlin BioMed II, L.P.              52,000        $   520,000
Morgan Stanley & Co., as prime broker for Merlin BioMed III, L.P.             28,000        $   280,000
Morgan Stanley & Co., as prime broker for TAIB Funds, Ltd.                     8,000        $    80,000
                                                                           ---------        -----------
TOTALS                                                                     4,085,000        $40,850,000
                                                                           =========        ===========